Exhibit 10.2

Certain information has been omitted from this exhibit in places marked “[***]” because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT NUMBER TWO TO CREDIT AGREEMENT
THIS AMENDMENT NUMBER TWO TO CREDIT AGREEMENT (this “Amendment”), dated as of August 3, 2022, is entered into by and among BIOCRYST PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), the guarantors listed on the signature pages hereto (the “Guarantors”), the lenders listed on the signature pages hereto (such lenders, and the other lenders party to the Credit Agreement (as defined below), together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”) and ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and in light of the following:
W I T N E S S E T H
WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of December 7, 2020 (as supplemented by that certain (i) Joinder Agreement, dated as of December 31, 2020, by and between BioCryst US Sales Co., LLC, a Delaware limited liability company, and the Administrative Agent, (ii) Joinder Agreement, dated as of February 8, 2021, by and between BioCryst UK Limited, a private limited company incorporated in England and Wales, and the Administrative Agent, and (iii) Joinder Agreement, dated as of May 5, 2022, by and among BioCryst España, S.L., a Spanish private limited liability company (“Sociedad de Responsabilidad Limitada”), BioCryst Italia, S.r.l., an Italian limited liability company (società a responsabilità limitata), and the Administrative Agent, and as amended or modified by that certain (i) Amendment Number One to Credit Agreement, dated as of November 19, 2021 by and among the Borrower, the Guarantors party thereto, the Lenders and the Administrative Agent, (ii) the Waiver, dated as of July 14, 2022 by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent (the “Waiver”) and (iii) this Amendment, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to allow for the entering into by the Loan Parties of certain corporate credit programs; and
WHEREAS, upon the terms and conditions set forth herein, the Administrative Agent and the undersigned Lenders, which constitute Required Lenders, are willing to amend the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.
2.Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by the Required Lenders) of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:
(a)Section 8.03(i) of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof.
(b)Section 8.03(j) of the Credit Agreement is hereby amended by deleting the period at the end thereof and substituting “; and” in lieu thereof.

(c)Section 8.03 of the Credit Agreement is hereby amended to add the following new clause (k) at the end thereof:
“(k)    unsecured (other than Liens described in Section 8.01(l), excluding, for the avoidance of doubt, cash collateral) Indebtedness incurred in the ordinary course of business under a commercial credit card program in an aggregate amount not to exceed $[***] at any one time outstanding.”
(d)Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“8.11    Prepayment of Other Indebtedness.
Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or voluntary or optional redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary that is (or is required to be) (a) subordinated in right of payment to the Obligations, (b) unsecured Indebtedness or (c) Indebtedness secured by Liens which are junior to the Liens securing the Obligations, in the case of each of the foregoing clauses (a) through (c) except for (i) any settlement or conversion of Convertible Bond Indebtedness solely with or into common stock of the Borrower, (ii) any payment of cash in lieu of a fractional share in accordance with the terms of any indenture governing Convertible Bond Indebtedness in connection with the settlement or conversion of Convertible Bond Indebtedness permitted by clause (i) above of this Section 8.11 and (iii) any payment in the ordinary course of business in respect of unsecured Indebtedness under a commercial credit card program permitted by clause (k) above of Section 8.03.”
3.Condition Precedent to Amendment. The effectiveness of this Amendment is conditioned on the satisfaction in full, in a manner satisfactory to the Administrative Agent and the Required Lenders, or waiver, of the following conditions precedent:
(a)Executed Amendment. The Administrative Agent shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.
(b)No Material Adverse Effect. Since December 31, 2021, except as otherwise specified in the Waiver, there shall not have occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(c)Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(d)Governmental and Third Party Approvals. The Borrower and its Subsidiaries shall have received all material governmental, shareholder and third-party consents and approvals necessary in connection with the transactions contemplated by this Amendment, the other Loan Documents, and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or any of its Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

4.Representations and Warranties. Each of the Borrower and each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)The execution, delivery and performance of this Amendment and such Loan Party’s obligations hereunder have been duly authorized by all necessary corporate or other similar action. This Amendment has been duly executed and delivered by each Loan Party that is party thereto. Each of this Amendment and the Credit Agreement (for the avoidance of doubt, as amended by this Amendment) constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.
(b)No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.
(c)After giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4(c), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement.
5.GOVERNING LAW; JURISDICTION; ETC.; WAIVER OF RIGHT TO JURY TRIAL; AND JUDGMENT CURRENCY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW; SUBMISSION TO JURISDICTION, WAIVER OF VENUE, SERVICE OF PROCESS; WAIVER OF RIGHT TO TRIAL BY JURY; AND JUDGMENT CURRENCY SET FORTH IN SECTIONS 12.14, 12.15 AND 12.16 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
6.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
7.Release. Each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as, the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity within the Lender Group.
8.Acknowledgment and Reaffirmation. By its execution hereof, each of the Loan Parties hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) except as otherwise amended hereby, reaffirms all of its respective covenants and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party, (c) ratifies and confirms all security interests previously granted by it to the Administrative Agent for the benefit of the Secured Parties under the Loan Documents, as amended hereby, and (d) acknowledges that its respective covenants and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect as amended hereby.
9.Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
10.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
11.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12.Costs and Expenses. As an inducement to the Administrative Agent and the Lenders entering into this Amendment and as otherwise required under the Loan Documents, the Borrower hereby agrees to pay pursuant to Section 12.04 of the Credit Agreement, following execution and delivery of this Amendment, all reasonable out-of-pocket cost and expenses of the Administrative Agent and the Lenders incurred in connection with this Amendment and the matters contemplated herein, including all reasonable attorney’s fees.
13.Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The occurrence and continuation of any Event of Default under this Amendment shall entitle the Administrative Agent and the Lenders to exercise all rights and remedies available to them under Section 9.02 of the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:    BIOCRYST PHARMACEUTICALS, INC.

By: /s/ Alane Barnes
Name: Alane Barnes
Title: Chief Legal Officer

GUARANTORS:    BIOCRYST IRELAND LIMITED
incorporated under the laws of Ireland

By: /s/ Brian McInerney
Name: Brian McInerney
Title: Director

BIOCRYST UK LIMITED
incorporated under the laws of England

By: /s/ Luke Robinson
Name: Luke Robinson
Title: Director

BIOCRYST US Sales Co., LLC

By: /s/ Alane Barnes
Name: Alane Barnes
Title: Chief Legal Officer

[Signature Page to Amendment Number Two to Credit Agreement]

BioCryst España, S.L.
by: SG Corporate Support, S.L., its sole director

By: /s/ Leonardo Jose Britto
Name: Leonardo Jose Britto
Title: Individual Representative

BioCryst Italia, S.r.l.

By: /s/ Michele Bignami
Name: Michele Bignami
Title: Director

[Signature Page to Amendment Number Two to Credit Agreement]

ADMINISTRATIVE AGENT:    ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, as Administrative Agent

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC, its General Partner

By: /s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

LENDER:        ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC, its General Partner

By: /s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

[Signature Page to Amendment Number Two to Credit Agreement]